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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                 March 10, 2000


                              --------------------

                                 MIGRATEC, INC.
               (Exact name of registrant as specified in charter)




FLORIDA                         33-28809-A                65-0125664
(State or Other Jurisdiction    (Commission             (IRS Employer
  of Incorporation)             File Number)           Identification No.)



                             12801 STEMMONS FREEWAY
                                    SUITE 710
                                DALLAS, TX 75234
               (Address of Principal Executive Offices)(Zip Code)


                                 (972) 969-0300
                             (Registrant's telephone
                          number, including area code)





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ITEM 5. OTHER EVENTS.

     Private Financing

     On January 25, 2000 (the "Initial Closing"), the Registrant closed the first stage of a potential three-stage private financing of the Registrant by MT Partners, L.P., an affiliate of Cardinal Investment Company, Inc., and Mercury Fund No. 1, Ltd., an affiliate of Mercury Ventures, Ltd. (collectively, the "Investors").

     At the Initial Closing, the Investors entered into a Note and Warrant Purchase Agreement with the Registrant (the "Agreement") pursuant to which the Investors agreed to provide up to $3,750,000 of private financing to the Registrant pursuant to convertible secured promissory notes of the Registrant (the "Notes"). Pursuant to the Agreement, at the Initial Closing, the Investors provided $1,250,000 of initial financing to the Registrant. Pursuant to the Agreement, the Investors may also, at their election, provide up to $1,250,000 of additional financing to the Registrant on or before March 31, 2000 and up to an additional $1,250,000 of financing to the Registrant on or before April 30, 2000.

     The Notes are convertible at any time, at the election of the Investors, into shares of the Registrant's common stock, no par value per share (the "Common Stock"), on the basis of one share of Common Stock for each $.125 in principal amount of the Notes outstanding at the time of conversion. The Notes do not accrue interest. The Agreement requires the Registrant to use its best efforts to create, as soon as practical and in any event by June 30, 2000, a new series of preferred stock designated as Convertible Preferred Stock, Series A, $.01 par value per share (the "Series A Preferred Stock"), into which the Notes will be convertible. Upon the creation of the Series A Preferred Stock, the Notes automatically convert into such Series A Preferred Stock on the basis of one share of Series A Preferred Stock for each $.125 in principal amount of Notes outstanding at the time of conversion. Shares of Series A Preferred Stock will be convertible into shares of Common Stock at the initial conversion rate of one share of Common Stock for each share of Series A Preferred Stock converted. As of March 9, 2000, the Notes may be converted, at the election of the Investors, into 10,000,000 shares of Common Stock. If the Investors provide $3,750,000 of financing to the Registrant under the Agreement, the maximum amount of funding that may be provided to the Registrant under the Agreement, the Notes will be convertible into an aggregate of 30,000,000 shares of Common Stock.

     Pursuant to the Agreement, the Registrant also agreed to issue to the Investors warrants to purchase shares of Common Stock. At the Initial Closing, the Registrant issued to the Investors warrants to purchase up to an aggregate of 2,000,000 shares of Common Stock. Pursuant to the Agreement, the Registrant also agreed to issue to the Investors additional warrants to purchase up to the number of shares of Common Stock equal to the product of 4,000,000 times a fraction, the numerator of which is the amount of additional financing provided by the Investors to the Registrant pursuant to the Agreement and the denominator of which is $2,500,000. If the Investors provide $3,750,000 of funding to the Registrant under the Agreement, the maximum amount of funding that




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may be provided to the Registrant under the Agreement, the Investors will receive warrants to purchase a total of 6,000,000 shares of Common Stock. All of such warrants are exercisable for a period of 5 years from the date of issuance and have an exercise price of $0.20 per share.

     The following capitalization table reflects the capitalization of the Registrant as of the Initial Closing and on a pro forma basis assuming the closing of the maximum funding under the Agreement.

                                                 As of                 Maximum
                                                 -----                 -------
                                            January 25, 2000           Funding
                                            ----------------           -------
Number of shares of Common Stock
issued and outstanding                         72,273,186             72,273,186(1)

Number of shares of Common Stock
issuable upon conversion of Notes              10,000,000             30,000,000

Number of shares of Common Stock
underlying outstanding warrants                15,915,085             19,915,085

Number of shares of Common Stock
underlying outstanding options(2)               8,233,945             13,668,745
                                              -----------            -----------

Total                                         106,422,216            135,957,016

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(1)  The number of shares of Common Stock issued and outstanding as of March 9,
2000 was 78,659,530.

(2) This number excludes approximately 1,565,200 shares of Common Stock reserved and available for issuance to employees, officers, directors and consultants under the Company's Long-Term Incentive Plan.

     Simultaneous with the Initial Closing of the Agreement, the Board of Directors of the Registrant elected Drew Johnson of Cardinal Investment Company, Inc. and Kevin Howe of Mercury Ventures, Ltd. as members of the Registrant's Board of Directors.

Hiring of Chief Financial Officer

     On March 9, 2000, the Registrant issued the attached press release announcing the hiring of Ulrich Brechbuhl as the Registrant's Chief Financial Officer.




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

                                                          Sequential Page Number
                                                          ----------------------

      (99) Other Exhibits

           99.1 Press Release                                      6




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    MIGRATEC, INC.



DATE: March 9, 2000                                 BY: /s/ W. Curtis Overstreet
                                                       -------------------------
                                                       W. Curtis Overstreet
                                                       President




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                                    EXHIBIT
                                     INDEX
                                    -------

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
 99.1               Press Release